EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Capital Bank Corporation of our report dated January 26, 2001 relating to the consolidated financial statements, which appears in Capital Bank Corporation's 2000 Annual Report on Form 10K for the year ended December 31, 2000. We also consent to the reference to us under the headings "Shareholder Meetings" and "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
November 9, 2001